UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2010

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California	95131-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Symmetricom, Inc. (“Symmetricom”) held its 2010 Annual Meeting of Stockholders on October 29, 2010. Set forth below are the matters that were voted on by the stockholders and the final voting results.

1.	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert T. Clarkson	31,858,488	1,235,164	6,242,218
David G. Côté	31,296,838	1,796,814	6,242,218
Alfred Boschulte	31,873,443	1,220,209	6,242,218
James A. Chiddix	31,858,118	1,235,534	6,242,218
Elizabeth A. Fetter	31,818,132	1,275,520	6,242,218
Robert J. Stanzione	31,858,868	1,234,784	6,242,218
Robert M. Neumeister Jr.	31,240,212	1,853,440	6,242,218
Dr. Richard W. Oliver	31,024,097	2,069,555	6,242,218
Richard N. Snyder	31,078,790	2,014,862	6,242,218

2.	Ratification of the appointment of Deloitte & Touche LLP as Symmetricom’s independent registered public accounting firm for the 2011 fiscal year:

Votes For	Votes Against	Abstentions
37,536,413	1,599,185	200,272

3.	Approval of the adoption of the 2010 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,596,793	1,029,843	1,467,016	6,242,218

Item 8.01.	Other Events.

On November 2, 2010, the Company issued a press release announcing that on October 28, 2010, its Board of Directors authorized management to repurchase an additional approximately 1.6 million shares of Symmetricom common stock. The Company had approximately 0.9 million shares authorized for repurchase remaining under previously approved share repurchase programs as of October 28, 2010. The press release relating to the increase in the Company’s stock repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 2, 2010 – Symmetricom Announces Increase to Stock Purchase Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: November 2, 2010	By:	/S/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

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